                                                                    EXHIBIT 3.15

                            ARTICLES OF INCORPORATION

                                       OF

                                NORTEK SUB, INC.

      THE UNDERSIGNED, being a natural person of the age of eighteen years or more, and acting as the incorporator of a corporation to be organized pursuant to the provisions of The General and Business Corporation Law of Missouri, does hereby adopt the following Articles of Incorporation.

                                   ARTICLE ONE

      The name of the corporation is NORTEK SUB, INC.

                                   ARTICLE TWO

      The address of the initial registered office of the corporation in the State of Missouri is 222 East Dunklin Street, in the City of Jefferson City 65101, and the name of its initial registered agent at such address is Corporation Service Company d/b/a CSC-Lawyers Incorporating Service Company.

                                  *************

                                  ARTICLE THREE

      The aggregate number of shares which the corporation shall have authority to issue is 30,000, all of which are without par value, and all of which are of one class and are designated as Common shares.

                                  *************

                                  ARTICLE FOUR

      No holder of any of the shares of any class of the corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any shares of any class of the corporation which the corporation proposes to issue or any rights or options which the corporation proposes to grant for the purchase of shares of any class of the corporation or for the purchase of any shares, bonds, securities, or obligations of the corporation which are convertible into or exchangeable for, or which carry any rights, to subscribe for, purchase, or otherwise acquire shares of any class of the corporation; and any and all of such shares, bonds, securities, or obligations of the corporation, whether now or hereafter authorized or created, may be issued, or may be reissued or transferred if the same have been reacquired and have treasury status, and any and all of such rights and options may be granted by the Board of Directors to such persons, firms, corporations, and associations, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine, without first offering the same, or any thereof, to any said holder.

                                  *************

                                  ARTICLE FIVE

      The name and the place of residence of the incorporator are as follows:

      NAME                                            RESIDENCE

      Suzanne Cryan, c/o                              84 State Street
      Corporation Service Company                     Boston, MA 02109

                                  *************

                                   ARTICLE SIX

      The number of directors to constitute the Board of Directors of the corporation until changed in the manner prescribed by the provisions of The General and Business Corporation Law of Missouri is two.

                                  *************

                                  ARTICLE SEVEN

      The duration of the corporation is to be perpetual.

                                  ARTICLE EIGHT

      The corporation is formed to engage in any lawful business and, without limiting the generality of the foregoing, for the following purposes:

      To have all of the powers conferred upon corporations organized under The General and Business Corporation Law of Missouri.

                                  ARTICLE NINE

      1. The Board of Directors may make, alter, and repeal the Bylaws of the corporation except any Bylaw the control over which is vested in the shareholders entitled to vote under the provisions of The General and Business Corporation Law of Missouri.

      2. The corporation shall, to the fullest extent permitted by thy provisions of The General and Business Corporation Law of Missouri, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under mented, indemnify any and all persons whom it shall have power to indemnify under mented, indemnify any and all persons whom it shall have power to indemnify under said provisions from and against any and all expenses, liabilities, or other matters referred to in or covered by said provisions.

Signed on January 27, 1999

                                        /s/ Suzanne Cryan
                                        ------------------------------
                                        Suzanne Cryan, Incorporator

STATE OF MASSACHUSETTS  )
                        ) SS.
COUNTY OF SUFFOLK       )

      I, Amy Marcus , a notary public, do hereby certify that on the 27th day of January, 1999, personally appeared before me, Suzanne Cryan, who being by me first duly sworn, declared that he is the person who signed the foregoing document as incorporator, and that the statements therein contained are true.

                                        /s/ Amy R. Marcus
                                        -------------------------------
                                                   Notary Public

                                STATE OF MISSOURI

                    REBECCA MCDOWELL COOK, SECRETARY OF STATE

                              CORPORATION DIVISION

                     AMENDMENT OF ARTICLES OF INCORPORATION
                         (TO BE SUBMITTED IN DUPLICATE)

Pursuant to the provisions of The General and Business Corporation Law of Missouri, the undersigned Corporation certifies the following:

1.    The present name of the Corporation is Nortek Sub, Inc.

      The name under which it was originally organized was Nortek Sub, Inc.

2. An amendment to the Corporation's Articles of Incorporation was adopted by the shareholders on May 7, 1999

3.    Article Number 1 is amended to read as follows:

           1.  The name of the corporation is J.A.R. Industries, Inc.

       (If more than one article is to be amended or more space is needed attach fly sheet.)

4. Of the 100 shares outstanding, 100 of such shares were entitled to vote on such amendment.

      The number of outstanding shares of any class ENTITLED TO VOTE THEREON AS A CLASS WERE AS FOLLOWS:

Class                                Number of Outstanding Shares
-----                                ----------------------------
Common                                           100

5.    The number of shares voted for and against the amendment was as follows:

Class              No. Voted For            No. Voted Against
-----              -------------            -----------------
Common                 100                           0

6. If the amendment changed the number or par value of authorized shares having a par value, the amount in dollars of authorized shares having a par value as changed is:

      n/a

      If the amendment changed the number of authorized shares without par value, the authorized number of shares without par value as changed and the consideration proposed to be received for such increased authorized shares without par value as are to be presently issued are:

      n/a

7. If the amendment provides for an exchange, reclassification, of cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, the following is a statement of the manner in which such reduction shall be effected:

      n/a

IN WITNESS WHEREOF, the undersigned, Richard J. Harris, Vice President
                                     ------------------------------------
                                          President or Vice President
has executed this instrument and its
                                     ----------------------------------- has
                                      Secretary or Assistant Secretary
affixed its corporate seal hereto and attested said seal on the 7th day of May 1999

          PLACE
      CORPORATE SEAL
           HERE
(IF NO SEAL, STATE "NONE.")

                                                 NORTEK SUB, INC.
                                                 Name of Corporation

ATTEST:

     /s/ Michael J. Sharon                       /s/ Richard J. Harris
 --------------------------------         -------------------------------------
       Michael J. Sharon                    Richard J. Harris, Vice President

State of  RHODE ISLAND
                        ss.
County of PROVIDENCE

I, Dawn M. Urbanowicz, a Notary Public, do hereby certify that on this 7th day of May, 1999, personally appeared before me Richard J. Harris who, being by me first duly sworn, declared that he is the Vice President and Treasurer of Notek Sub, Inc. that he signed the foregoing documents as Vice President and Treasurer of the corporation, and that the statements therein contained are true.

                                            /s/ Dawn M. Urbanowicz
                                            --------------------------------
                                                        Notary Public

                                            My commission expires April 27, 2002